EXHIBIT 10.55

December 21st, 2021

Attn: KEVIN A RICHARDSON
SANUWAVE, INC

ML Factors agrees to refinance the remaining RTR balance due in the amount of $651,190.00 from your previous GCF contracts dated and signed on September 27, 2021.

This RTR balance will be reduced from the disbursement amount of $1,500,000.00 on the new GCF agreement, dated December 21st, 2021. Please affix your signature below to confirm your acknowledgement of this transaction.

Thank you,
GCF Resources

X	Kevin A Richardson II	Date	12/22/2021

December 21st, 2021

ATTN: KEVIN A RICHARDSON II

In regards to SANUWAVE, INC. (the “merchant”), GCF Resources agrees that if the merchant pays back $1,770,000.00 within 30 days of funding the advance will be paid in full. Additionally, if the merchant pays back $1,815,000.00 within 31-60 days of funding the advance will be considered paid in full. Finally, if the merchant pays back $1,875,000.00 with.in 61-90 days of funding the advance will be considered paid in full.

By signing below, you acknowledge and agree to this adjustment.
Thank you.

GCF Resources

X	Kevin A Richardson II	Date	12/22/2021

456A Central Avenue #129, Cedarhurst, NY 11516

December 21, 2021

In regards to [Sanuwave, Inc] (the “merchant”), GCF RESOURCES LLC provides this addendum to confirm that the first 6 payments will be $59,000.00 per week, beginning January 3rd 2022, and starting week 7 the new payment amount will be $98,666.67, which will continue to be debited on a weekly basis until the contract is paid in full.

Thank you

X	Kevin A Richardson II	12/22/2021
Print Name		Date

X	Kevin A Richardson II	12/22/2021
Signature		Date